Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

China Jo-Jo Drugstores, Inc.

Hangzhou City, P.R. China

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 29, 2021, related to the consolidated financial statements of China Jo-Jo Drugstores, Inc. appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO CHINA SHU LUN PAN Certified Public Accountants LLP

September 15, 2022